EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Fourth Quarter 2021 Results
Fourth Quarter Net Loss of $(1.21) Per Common Share
Fourth Quarter Normalized FFO of $0.17 Per Common Share
Fourth Quarter Adjusted EBITDAre of $119.0 million
Progress on Hotel Disposition Plan Continues

Newton, MA (February 24, 2022). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2021.
John Murray, President and Chief Executive Officer of SVC, made the following statement:
“The fourth quarter marked a period of stability in the overall recovery for SVC’s hotel portfolio, as normal seasonality and the impact of the Omicron variant late in the quarter were offset by solid extended stay occupancy and continued leisure demand. SVC’s comparable RevPAR for the 2021 fourth quarter came in ahead of our expectations at 72.1% of the pre-COVID-19 comparable RevPAR for the 2019 fourth quarter. With weekly COVID-19 cases again on the decline, we expect to benefit from a rebound in business travel in the coming quarters, particularly at our full service hotels as urban centers re-open. Our net lease portfolio continues to provide steady cash flows driven by our diverse mix of tenants and industries.
We have either closed or are under contract for $430 million of our previously announced hotel sales at pricing that has been in line with our expectations. We expect these and the balance of the announced sales to close over the next few months. Approximately 72.1% of the sale hotels will be sold encumbered by Sonesta branding, maintaining Sonesta’s distribution and jump starting franchising of the Sonesta brands, which we believe will benefit SVC. With expected proceeds from our hotel sales of over $560 million, over $940 million of cash on our balance sheet and positive cash flow from our hotel portfolio before capital expenditures, we believe we have sufficient liquidity and financial flexibility to address our upcoming debt maturities, as well as an improved hotel portfolio that is well positioned to benefit SVC as lodging trends continue to rebound.”

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Quarter Ended December 31, 2021:

	Three Months Ended December 31,
	2021	2020
	($ in thousands, except per share data)
Net loss	$(198,793)	$(137,740)
Net loss per common share	$(1.21)	$(0.84)
Normalized FFO (1)	$27,936	$(22,474)
Normalized FFO per common share (1)	$0.17	$(0.14)
Adjusted EBITDAre (1)	$118,997	$64,953
(1)Additional information and reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended December 31, 2021 and 2020 appear later in this press release.
•Net loss: Net loss for the quarter ended December 31, 2021 was $198.8 million, or $1.21 per diluted common share, compared to a net loss of $137.7 million, or $0.84 per diluted common share, for the quarter ended December 31, 2020. Net loss for the quarter ended December 31, 2021 includes a $76.5 million, or $0.46 per diluted common share, loss on asset impairment, $35.8 million, or $0.22 per diluted common share, of hotel manager transition related costs and $2.2 million, or $0.01 per diluted common share, of net unrealized gains on equity securities. Net loss for the quarter ended December 31, 2020 includes $15.5 million, or $0.09 per diluted common share, of net unrealized gains on equity securities, $15.1 million, or $0.09 per diluted common share, of hotel manager transition related costs, an $11.9 million, or $0.07 per diluted common share, net gain on sale of real estate, a $4.0 million, or $0.02 per diluted common share, loss contingency, and a $2.4 million, or $0.01 per diluted common share, loss on early extinguishment of debt. The weighted average number of diluted common shares outstanding was 164.7 million and 164.5 million for the quarters ended December 31, 2021 and 2020, respectively.
•Normalized FFO: Normalized FFO for the quarter ended December 31, 2021 were $27.9 million, or $0.17 per diluted common share, compared to negative Normalized FFO of $22.5 million, or $(0.14) per diluted common share, for the quarter ended December 31, 2020.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended December 31, 2021 compared to the same period in 2020 increased 83.2% to $119.0 million.

Hotel Portfolio:
As of December 31, 2021, SVC’s 303 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (261 hotels), Hyatt Hotels Corporation, or Hyatt (17 hotels), Radisson Hospitality, Inc., or Radisson (eight hotels), Marriott International, Inc., or Marriott (16 hotels), and InterContinental Hotels Group, plc, or IHG (one hotel).

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change		2021	2020	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	298	298	—		280	280	—
No. of rooms or suites	46,920	46,920	—		42,101	42,101	—
Occupancy	55.9%	39.9%	16.0	pts	54.2%	44.1%	10.1	pts
ADR	$110.26	$87.30	26.3%		$98.07	$96.84	1.3%
Hotel RevPAR	$61.64	$34.83	77.0%		$53.15	$42.71	24.4%
Hotel operating revenues (1)	$303,507	$166,843	81.9%		$884,460	$726,757	21.7%
Hotel operating expenses (1)	$267,182	$193,329	38.2%		$822,470	$727,724	13.0%
Hotel EBITDA (1)	$36,325	$(26,486)	n/m		$61,990	$(967)	n/m
Adjusted Hotel EBITDA (1)	$36,325	$(26,817)	n/m		$61,990	$(1,298)	n/m
Hotel EBITDA margin	12.0%	(16.1)%	n/m		7.0%	(0.2)%	n/m

All Hotels (2)
No. of hotels	303	310	(7)		303	310	(7)
No. of rooms or suites	48,346	49,014	(668)		48,346	49,014	(668)
Occupancy	55.2%	39.8%	15.4	pts	53.0%	42.0%	11.0	pts
ADR	$112.30	$87.53	28.3%		$105.36	$100.77	4.6%
Hotel RevPAR	$61.99	$34.84	77.9%		$55.84	$42.32	31.9%
Hotel operating revenues (1)	$317,215	$176,418	79.8%		$1,104,678	$888,741	24.3%
Hotel operating expenses (1)	$288,825	$206,521	39.9%		$1,033,463	$943,064	9.6%
Hotel EBITDA (1)	$28,390	$(30,103)	n/m		$71,215	$(54,323)	n/m
Adjusted Hotel EBITDA (1)	$28,390	$(26,141)	n/m		$71,215	$(50,361)	n/m
Hotel EBITDA margin	8.9%	(3.1)%	n/m		6.4%	(5.7)%	n/m
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA and Adjusted Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the quarters ended December 31, 2021 and 2020 appear later in this press release.
(2) Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the period owned by SVC.

Recent operating statistics for SVC’s hotels are as follows:

Comparable Hotels

	298 Hotels, 46,919 rooms			2021 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
October	61.3%	$114.35	$70.10	(16.6) pts	(13.3)%	(31.7)%
November	56.1%	$107.95	$60.56	(13.4) pts	(12.2)%	(29.1)%
December	50.6%	$107.95	$54.62	(9.1) pts	(6.0)%	(20.3)%
All Hotels

	303 Hotels, 48,346 rooms			2021 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
October	60.5%	$116.18	$70.29	(17.0) pts	(13.2)%	(32.3)%
November	55.4%	$109.59	$60.71	(13.7) pts	(12.0)%	(29.5)%
December	50.1%	$110.64	$55.43	(9.4) pts	(5.8)%	(20.7)%
For SVC’s 302 hotels owned as of February 24, 2022, January 2022 occupancy, ADR and RevPAR were 45.6%, $105.11 and $47.93, respectively.
Hotel Agreements:
As previously announced, on January 7, 2022, SVC and Sonesta amended and restated their management agreements effective January 1, 2022. The amendments to the agreements are substantially the same as those made earlier in 2021 to the agreements for SVC’s Hyatt and Radisson portfolios and the amendments made to SVC’s agreements with Sonesta in 2020 for certain Sonesta hotels. As of January 1, 2022, SVC owned 261 hotels managed by Sonesta and 67 of these hotels are expected to be sold, or the sale hotels. Among other things, the amendments to the agreements between SVC and Sonesta for 194 hotels, or the retained hotels, are as follows:
•The term for the retained hotels expires on January 31, 2037 and includes two 15-year renewal options.
•All retained hotels are subject to a pooling agreement that combines the management agreements for the retained hotels for purposes of calculating gross revenues, hotel operating expenses, fees and distributions and the owner’s priority return due to SVC.
•The owner’s priority return for the retained hotels is initially set at $325.2 million annually. SVC has the right to terminate Sonesta’s management of specific hotels that SVC owns if minimum performance thresholds are not met starting in 2023.
•SVC will renovate the retained hotels to comply with agreed upon brand standards. As SVC advances such funding or funds other capital expenditures, the aggregate annual owner’s priority return due to SVC will increase by 6% of the amounts funded.
•Trade area restrictions by hotel brand were added to define boundaries to protect SVC owned hotels in response to Sonesta increasing its franchising and third-party management activities.

For the sale hotels, the term was extended to the earlier of December 31, 2022 or until the hotels are sold and the FF&E reserve funding requirement was removed. SVC’s owner’s priority return will be reduced by the current owner’s priority return for a sale hotel once sold. The total owner’s priority for all the sale hotels is $84.7 million.

Net Lease Retail Portfolio:

SVC’s net lease retail portfolio is summarized as follows:

As of December 31, 2021
Number of properties	788
Industries	21
Tenants	174
Brands	134
Square feet	13.5 million
Occupancy	98.1%
Weighted average lease term (by annual minimum rent)	10.2 years
Rent Coverage	2.58x
During the quarter ended December 31, 2021, SVC reduced its reserve for uncollectible revenues by $0.6 million for certain of its net lease tenants. During the quarter ended December 31, 2020, SVC recorded reserves for uncollectible revenues of $4.5 million for certain of its net lease tenants.
Recent Investment Activities:
During the quarter ended December 31, 2021, SVC sold one hotel with 93 keys for a sales price of $8.5 million, excluding closing costs, and six net lease properties with an aggregate of 52,596 rentable square feet for an aggregate sales price of $9.1 million, excluding closing costs. In January 2022, SVC sold 1 hotel with 295 keys for a sales price of $19.0 million, excluding closing costs.
SVC has entered into agreements to sell 45 Sonesta branded hotels (35 extended stay hotels with 4,185 keys, 9 select service hotels with 1,114 keys and one full service hotels with 381 keys) located in 21 states with an aggregate net carrying value of $352.5 million as of December 31, 2021 for an aggregate sales price of $402.4 million. SVC expects to enter agreements to sell 19 additional Sonesta branded hotels with 2,420 keys with an aggregate carrying value of $125.6 million as of December 31, 2021 for an aggregate sales price of $131.9 million. SVC expects these sales to be completed by the end of the second quarter of 2022. SVC continues to market two additional hotels with 272 keys for sale. SVC currently expects that approximately 72.1% of the sale hotels will be sold encumbered by Sonesta branding, maintaining Sonesta’s distribution and jump-starting franchising of the Sonesta brands, which SVC believes it will benefit from through its 34% ownership of Sonesta.

Capital expenditures made at certain of SVC’s properties for the quarter ended December 31, 2021 were $30.4 million.
Liquidity and Financing Activities:
As of December 31, 2021, SVC had $944.0 million of cash and cash equivalents.
SVC’s $1 billion revolving credit facility matures on July 15, 2022 and SVC is currently in discussions with its lenders regarding an extension of the maturity date of the facility and additional covenant waivers. There is no assurance SVC will come to terms with its lenders or that it will be granted such additional covenant relief.

Conference Call:
On February 25, 2022 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Brian Donley, Chief Financial Officer, and Todd Hargreaves, Chief Investment Officer, will host a conference call to discuss SVC’s fourth quarter 2021 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Friday, March 4, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 8820658.

A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s fourth quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Fourth Quarter 2021 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with more than $12 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of December 31, 2021, SVC owned 303 hotels with over 48,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of December 31, 2021, SVC also owned 788 retail service-focused net lease properties totaling over 13 million square feet throughout United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with more than $33 billion in assets under management as of December 31, 2021 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.
Hotel EBITDA and Adjusted Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s consolidated statements of income (loss) in accordance with GAAP. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 12.
Hotel EBITDA Margin and Adjusted Hotel EBITDA Margin: Hotel EBITDA Margin is Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Hotel EBITDA Margin is Adjusted Hotel EBITDA as a percentage of hotel operating expenses.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it on December 31, 2021 and were open and operating for the entire periods being compared. For the three months ended December 31, 2021 and 2020, SVC’s comparable results excluded five hotels that had suspended operations during part of the periods presented. For the year ended December 31, 2021 and 2020, SVC’s comparable results excluded 23 hotels that had suspended operations during part of the periods presented.
Rent Coverage: SVC defines Rent Coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. Tenants that do not report operating information are excluded from the rent coverage calculations. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the 2021 fourth quarter using industry benchmark data to reflect current operating trends. SVC believes using this industry benchmark data provides a reasonable estimate of recent operating results and rent coverage for those tenants.

SERVICE PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	As of December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$1,918,385	$2,030,440
Buildings, improvements and equipment	8,307,248	9,131,832
Total real estate properties, gross	10,225,633	11,162,272
Accumulated depreciation	(3,281,659)	(3,280,110)
Total real estate properties, net	6,943,974	7,882,162
Acquired real estate leases and other intangibles, net	283,241	325,845
Assets held for sale	515,518	13,543
Cash and cash equivalents	944,043	73,332
Restricted cash	3,375	18,124
Due from related persons	48,168	55,530
Other assets, net	414,996	318,783
Total assets	$9,153,315	$8,687,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$1,000,000	$78,424
Senior unsecured notes, net	6,143,022	6,130,166
Accounts payable and other liabilities	433,448	345,373
Due to related persons	21,539	30,566
Total liabilities	7,598,009	6,584,529

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,092,333 and 164,823,833 shares issued and outstanding, respectively	1,651	1,648
Additional paid in capital	4,552,558	4,550,385
Cumulative other comprehensive income (loss)	779	(760)
Cumulative net income available for common shareholders	2,635,660	3,180,263
Cumulative common distributions	(5,635,342)	(5,628,746)
Total shareholders’ equity	1,555,306	2,102,790
Total liabilities and shareholders’ equity	$9,153,315	$8,687,319

SERVICE PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Hotel operating revenues (1)	$317,215	$174,520	$1,104,678	$875,098
Rental income (2)	104,160	95,523	390,902	390,156
Total revenues	421,375	270,043	1,495,580	1,265,254

Expenses:
Hotel operating expenses (1)(3)	286,968	189,898	1,010,737	682,804
Other operating expenses	3,900	4,179	15,658	15,208
Depreciation and amortization	115,757	121,351	485,965	498,908
General and administrative	12,601	13,046	53,439	50,668
Transaction related costs (4)	35,830	15,100	64,764	15,100
Loss on asset impairment (5)	76,510	254	78,620	55,756
Total expenses	531,566	343,828	1,709,183	1,318,444

Gain on sale of real estate, net (6)	588	11,916	11,522	2,261
Unrealized gain on equity securities, net (7)	2,168	15,473	22,535	19,882
Gain on insurance settlement (8)	—	—	—	62,386
Interest income	177	1	664	284
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $5,913, $4,220, $21,036 and $14,870, respectively)	(92,494)	(82,811)	(365,721)	(306,490)
Loss on early extinguishment of debt (9)	—	(2,424)	—	(9,394)
Loss before income taxes and equity in losses of an investee	(199,752)	(131,630)	(544,603)	(284,261)
Income tax benefit (expense) (8)	1,950	(505)	941	(17,211)
Equity in losses of an investee (10)	(991)	(5,605)	(941)	(9,910)
Net loss	$(198,793)	$(137,740)	$(544,603)	$(311,382)

Weighted average common shares outstanding (basic and diluted)	164,667	164,498	164,566	164,422

Net loss per common share (basic and diluted)	$(1.21)	$(0.84)	$(3.31)	$(1.89)
See Notes on page 14.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of FFO and Normalized FFO: (11)
Net loss	$(198,793)	$(137,740)	$(544,603)	$(311,382)
Add (Less): Depreciation and amortization	115,757	121,351	485,965	498,908
Loss on asset impairment (5)	76,510	254	78,620	55,756
Gain on sale of real estate, net (6)	(588)	(11,916)	(11,522)	(2,261)
Unrealized gain on equity securities, net (7)	(2,168)	(15,473)	(22,535)	(19,882)
Adjustments to reflect SVC’s share of FFO attributable to an investee (10)	737	400	2,605	(61)
FFO	(8,545)	(43,124)	(11,470)	221,078

Add (Less): Transaction related costs (4)	35,830	15,100	64,764	15,100
Loss contingency (13)	—	3,962	—	3,962
Gain on insurance settlement, net of tax (8)	—	(1,800)	—	(48,536)
Loss on early extinguishment of debt (9)	—	2,424	—	9,394
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (10)	651	964	2,270	964
Normalized FFO	$27,936	$(22,474)	$55,564	$201,962

Weighted average common shares outstanding (basic and diluted)	164,667	164,498	164,566	164,422

Basic and diluted per common share amounts:
Net loss per share	$(1.21)	$(0.84)	$(3.31)	$(1.89)
FFO	$(0.05)	$(0.26)	$(0.07)	$1.34
Normalized FFO	$0.17	$(0.14)	$0.34	$1.23
Distributions declared per share	$0.01	$0.01	$0.04	$0.57

See Notes on page 14.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre:(12)
Net loss	$(198,793)	$(137,740)	$(544,603)	$(311,382)
Add (Less): Interest expense	92,494	82,811	365,721	306,490
Income tax (benefit) expense (8)	(1,950)	505	(941)	17,211
Depreciation and amortization	115,757	121,351	485,965	498,908
EBITDA	7,508	66,927	306,142	511,227
Add (Less): Loss on asset impairment (5)	76,510	254	78,620	55,756
Gain on sale of real estate, net (6)	(588)	(11,916)	(11,522)	(2,261)
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (10)	781	—	2,904	—
EBITDAre	84,211	55,265	376,144	564,722
Add (Less): Transaction related costs (4)	35,830	15,100	64,764	15,100
Unrealized gain on equity securities, net (7)	(2,168)	(15,473)	(22,535)	(19,882)
Gain on insurance settlement (8)	—	—	—	(62,386)
Loss on early extinguishment of debt (9)	—	2,424	—	9,394
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (10)	651	2,755	2,270	1,751
General and administrative expense paid in common shares (14)	473	920	2,963	3,206
Loss contingency (13)	—	3,962	—	3,962
Adjusted EBITDAre	$118,997	$64,953	$423,606	$515,867

See Notes on page 14.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA AND ADJUSTED HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Number of hotels	298	298	280	280
Room revenues	$263,312	$150,226	$812,506	$656,990
Food and beverage revenues	28,700	7,707	44,517	41,787
Other revenues	11,495	8,910	27,437	27,980
Hotel operating revenues - comparable hotels	303,507	166,843	884,460	726,757
Rooms expenses	85,800	56,857	267,010	223,641
Food and beverage expenses	23,458	9,598	38,393	43,535
Other direct and indirect expenses	119,706	96,576	385,088	350,702
Management fees	12,139	2,131	34,590	5,580
Real estate taxes, insurance and other	24,843	27,777	93,343	94,088
FF&E reserves (15)	1,236	390	4,046	10,178
Hotel operating expenses - comparable hotels	267,182	193,329	822,470	727,724

Hotel EBITDA - comparable hotels	$36,325	$(26,486)	$61,990	$(967)
Loss contingency (13)	—	(331)	—	(331)
Adjusted Hotel EBITDA	$36,325	$(26,817)	$61,990	$(1,298)
Adjusted Hotel EBITDA Margin	12.0%	(16.1)%	7.0%	(0.2)%

Hotel operating revenues (GAAP) (1)	$317,215	$174,520	$1,104,678	$875,098
Add (Less):
Hotel operating revenues from leased hotels	—	1,898	—	13,643
Hotel operating revenues from non-comparable hotels	(13,708)	(9,575)	(220,218)	(161,984)
Hotel operating revenues - comparable hotels	$303,507	$166,843	$884,460	$726,757

Hotel operating expenses (GAAP) (1)	$286,968	$189,898	$1,010,737	$682,804
Add (Less):
Hotel operating expenses from non-comparable hotels	(21,643)	(13,192)	(210,993)	(215,340)
Reduction for security deposit and guaranty fundings, net (3)	—	13,387	15,696	235,522
Hotel operating expenses of leased hotels	—	2,225	—	11,074
FF&E reserves from managed hotel operations (15)	1,236	390	4,546	11,594
Other (16)	621	621	2,484	2,070
Hotel operating expenses - comparable hotels	$267,182	$193,329	$822,470	$727,724

See Notes on page 14.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA AND ADJUSTED HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Room revenues	$272,458	$159,022	$972,411	$773,572
Food and beverage revenues	31,503	7,911	84,430	66,830
Other revenues	13,254	9,485	47,837	48,339
Hotel operating revenues	317,215	176,418	1,104,678	888,741
Rooms expenses	90,705	59,784	321,228	270,828
Food and beverage expenses	26,768	9,928	72,884	75,718
Other direct and indirect expenses	126,208	97,328	458,586	422,819
Management fees	11,869	2,436	40,478	8,050
Real estate taxes, insurance and other	32,039	36,655	135,741	154,375
FF&E reserves (15)	1,236	390	4,546	11,274
Hotel operating expenses	288,825	206,521	1,033,463	943,064

Hotel EBITDA	$28,390	$(30,103)	$71,215	$(54,323)
Loss contingency (13)	—	3,962	—	3,962
Adjusted Hotel EBITDA	$28,390	$(26,141)	$71,215	$(50,361)
Adjusted Hotel EBITDA Margin	8.9%	(14.8)%	6.4%	(5.7)%

Hotel operating revenues (GAAP) (1)	$317,215	$174,520	$1,104,678	$875,098
Add: hotel revenues of leased hotels (1)	—	1,898	—	13,643
Hotel operating revenues	$317,215	$176,418	$1,104,678	$888,741

Hotel operating expenses (GAAP) (1)	$286,968	$189,898	$1,010,737	$682,804
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	—	13,387	15,696	235,522
Hotel operating expenses of leased hotels	—	2,225	—	11,074
FF&E reserves from managed hotels operations (15)	1,236	390	4,546	11,594
Other (16)	621	621	2,484	2,070
Hotel operating expenses	$288,825	$206,521	$1,033,463	$943,064

See Notes on page 14

(1)As of December 31, 2021, SVC owned 303 hotels. SVC’s consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from leased hotels.
(2)SVC increased rental income by $466 and reduced rental income by $416 for the three months ended December 31, 2021 and 2020, respectively, and reduced rental income by $2,621 and $714 for the years ended December 31, 2021 and 2020, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TA and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of minimum returns under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings (including security deposit applications) in its consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $13,387 for the three months ended December 31, 2020 and $15,697 and $235,522 for the years ended December 31, 2021 and 2020, respectively. There was no net reduction to hotel operating expenses during the three months ended December 31, 2021.
(4)Transaction related costs for the three months ended December 31, 2021 of $35,830 primarily consists of working capital advances SVC previously funded under its agreements with Marriott and IHG as a result of the amounts no longer expected to be recoverable. Transaction related costs for the year ended December 31, 2021 include $38,446 of working capital advances SVC previously funded under its agreements with Marriott, IHG and Hyatt as a result of the amounts no longer expected to be recoverable, $19,920 of hotel manager transition related costs resulting from the rebranding of 94 hotels during the period, and $6,398 of legal costs related to SVC’s arbitration proceeding with Marriott. Transaction costs for the three months and year ended December 31, 2020 primarily consisted of transition related costs resulting from the rebranding of 115 hotels previously managed by IHG, Marriott and Wyndham Hotels & Resorts, Inc. to Sonesta.
(5)SVC recorded a $76,510 loss on asset impairment during the three months ended December 31, 2021 to reduce the carrying value of 35 hotel properties and 21 net lease properties to their estimated fair value less costs to sell and a $254 loss on asset impairment during the three months ended December 31, 2020, to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell. SVC recorded a $78,620 loss on asset impairment during the year ended December 31, 2021 to reduce the carrying value of 35 hotels and 26 net lease properties to their estimated fair value less costs to sell and a $55,756 loss on asset impairment during the year ended December 31, 2020 to reduce the carrying value of 18 hotel properties and 13 net lease properties to their estimated fair value less costs to sell.
(6)SVC recorded a $588 net gain on sale of real estate during the three months ended December 31, 2021 in connection with the sale of one hotel and six net lease properties and recorded a $11,916 net gain on sale of real estate during the three months ended December 31, 2020 in connection with the sale of 18 hotels and six net lease properties. SVC recorded a $11,522 net gain on sale of real estate during the year ended December 31, 2021 in connection with the sale of seven hotels and eleven net lease properties and recorded a net gain on sale of real estate of $2,261 during the year ended December 31, 2020 in connection with the sale of 18 hotels and 21 net lease properties.
(7)Unrealized gain on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in shares of TA common stock to its fair value.
(8)SVC recorded a $62,386 gain on insurance settlement during the year ended December 31, 2020 for insurance proceeds received for its then leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, SVC was required to increase the building basis of this hotel for the amount of the insurance proceeds. SVC also recorded a $13,850 deferred tax liability as a result of the book value to tax basis difference related to this accounting during the year ended December 31, 2020.
(9)SVC recorded a loss on extinguishment of debt of $2,424 and $9,394 during the three months and year ended December 31, 2020, respectively, relating to its repayment of its $400 million term loan and certain unsecured senior notes.
(10)Represents SVC’s proportionate share from its equity investment in Sonesta.
(11)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(12)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(13)Hotel operating expenses for the three months ended December 31, 2020 includes a $3,962 loss contingency related to a litigation matter relating to certain of SVC’s hotels.
(14)Amounts represent the equity compensation for SVC’s Trustees, officers and certain other employees of SVC’s manager.

(15)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(16)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended December 31, 2021 and 2020, and $2,483 and $2,070 for the years ended December 31, 2021 and 2020, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Murray indicates that SVC’s hotel portfolio recovery has been stable and comparable RevPAR for the 2021 fourth quarter came in ahead of SVC’s expectations and that SVC expects to benefit from a rebound in business travel in the coming quarters, particularly at SVC’s full service hotels as urban centers re-open. This may imply that metrics will remain positive or continue to improve; however, SVC’s business is subject to various risks, including risks beyond its control, such as the continued impact of the COVID-19 pandemic. As a result, Hotel EBITDA, RevPAR and hotel performance may not improve at SVC’s hotels and may decline in the future;
•Mr. Murray states SVC’s net lease properties continue to provide steady cash flows. SVC’s net lease tenants may become unable or unwilling to pay rents due to SVC, which could adversely impact SVC and the value of its net lease properties;
•Mr. Murray states that SVC believes it has sufficient liquidity and financial flexibility to address SVC’s upcoming debt maturities, as well as an improved hotel portfolio that is well positioned to benefit SVC as lodging trends continue to rebound; however, if lodging and other economic trends relating to SVC and its operators and tenants do not continue to improve or decline, SVC’s current liquidity position may not be sufficient to meet its upcoming debt maturities or its other future obligations;
•SVC has entered or expects to enter agreements for the sale of 64 hotels with a net book value as of December 31, 2021 of $478.2 million for an aggregate sales price of $534.3 million and expects to complete these sales by the end of the second quarter of 2022. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change. Any sales it may complete may be at prices less than SVC expects and less than its net book value;
•SVC believes it will benefit from Sonesta’s franchising activities. Sonesta may be unsuccessful with its franchising endeavors and SVC may not realize any benefits; and
•This press release indicates that SVC is in discussions with its lenders regarding an extension of the maturity date of the facility and additional covenant waivers. There is no assurance SVC will come to terms with its lenders or will be granted such additional covenant relief or if SVC will have enough cash to repay its debt maturities as they become due.
The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Kristin Brown, Director, Investor Relations
(617) 658-0776
(end)